UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.
1-37388	Talen Energy Corporation (Exact name of Registrant as specified in its charter) (Delaware) 835 Hamilton Street Allentown, PA 18101-1179 (610) 774-5151	47-1197305

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) 835 Hamilton Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Overview

On June 1, 2015 (the “Closing Date”), the previously announced spinoff (the “Spinoff”) of PPL Corporation’s (“PPL”) competitive power generation business, PPL Energy Supply, LLC (“Energy Supply”), and subsequent contribution of the competitive power generation business owned by RJS Generation Holdings LLC (“RJS Power”) and its subsidiaries by affiliates of Riverstone Holdings LLC (“Riverstone”) (the “Contribution” and together with the Spinoff, the “Transactions”) to form Talen Energy Corporation (“Talen Energy”), an independent, publicly traded company listed on the New York Stock Exchange, was completed.

In connection with the completion of the Transactions, Talen Energy or Energy Supply, as applicable, entered into the following agreements:

•	Credit Agreement among Energy Supply, the lenders and arrangers party thereto and Citibank, N.A., as administrative agent (the “Revolving Credit Facility”);

•	Stockholder Agreement by and between Raven Power Holdings, LLC (“Raven”), C/R Energy Jade, LLC (“Jade”), Sapphire Power Holdings LLC (“Sapphire” and, collectively with Raven and Jade, “RJS”) and Talen Energy (the “Stockholder Agreement”); and

•	Transition Services Agreement by and between PPL and Energy Supply (the “Transition Services Agreement”).

Revolving Credit Facility

The Revolving Credit Facility provides for a $1.85 billion revolving credit facility, which will mature five years from the Closing Date.

Energy Supply is the borrower under the Revolving Credit Facility. The Revolving Credit Facility includes capacity available for letters of credit and for short-term borrowings. In addition, the Revolving Credit Facility provides Energy Supply with the option to raise incremental credit facilities (including an incremental facility that will provide the borrower the option to increase the amount available under the Revolving Credit Facility or additional term loan facilities by an aggregate amount of up to $750 million, subject to additional increases upon achievement of a consolidated first lien net leverage ratio of 3.50:1.00), refinance the loans with debt incurred outside the Revolving Credit Facility and extend the maturity date of the revolving credit commitments and loans and, if applicable, term loans, subject to certain limitations. No commitments have been obtained for any incremental facilities.

Interest rate and fees

Borrowings under the Revolving Credit Facility bear interest, at the borrower’s option, at a rate equal to a margin over either (a) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 1/2 of 1.00% and (3) the LIBOR for a one-month interest period plus 1.00% or (b) a LIBOR determined by reference to the Reuters LIBOR for the interest period relevant to such borrowing. The margin for the Revolving Credit Facility is 1.50% for base rate loans and 2.50% for LIBOR loans, subject to two step-downs of 0.25% each upon the achievement of a consolidated total net leverage ratio of less than 4.00 to 1.00 and less than 3.00 to 1.00, respectively. In addition, the borrower is required to pay a 0.375% commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder. The borrower is also be required to pay customary letter of credit fees.

Prepayments

The borrower has the ability to voluntarily repay outstanding loans at any time without premium or penalty, other than a reimbursement of the lenders’ redeployment costs in the case of prepayment of a LIBOR loan.

Guarantees and Security

The obligations under the revolving credit facility are guaranteed by each of Energy Supply and any wholly owned domestic subsidiary of Energy Supply (such subsidiaries collectively referred to as the “credit agreement guarantors”) other than excluded subsidiaries. Excluded subsidiaries will include, among other exceptions, unrestricted subsidiaries, captive insurance subsidiaries, not-for-profit subsidiaries, special purpose vehicles, immaterial subsidiaries, excluded project subsidiaries, specified subsidiaries and other subsidiaries to the extent a guarantee of which is prohibited by certain contracts. In addition, the

Revolving Credit Facility is secured, subject to certain exceptions, by first priority or equivalent security interests in (i) all the capital stock owned by, or other equity interests owned by, the borrower and certain of the borrower’s and credit agreement guarantors’ direct or indirect wholly owned restricted domestic subsidiaries, and 65% of the voting stock (and 100% of the non-voting stock) of, or other equity interests of, each of the borrower’s or any credit agreement guarantors’ direct wholly owned first-tier restricted foreign subsidiaries (of which there are presently none) and (ii) certain tangible and intangible assets of the borrower (other than real property except for certain real property described in the Revolving Credit Facility) and those of the credit agreement guarantors, in each case subject to certain exceptions and qualifications, including, without limitation, exceptions for: margin stock; motor vehicles; certain leasehold interests; equity in captive insurance subsidiaries, not-for-profit subsidiaries, excluded project subsidiaries and unrestricted subsidiaries; certain equity interests held by Energy Supply to the extent a pledge of such equity interests would require Energy Supply to grant an “equal and ratable” security interest in such equity interest under the terms of certain indentures governing certain indebtedness; those assets which the collateral trustee and Energy Supply shall have determined that the cost of obtaining a security interest is excessive in relation to the value of the security to be afforded thereby; property or assets to the extent the granting of a security interest in which would result in material adverse tax consequences as reasonably determined by Energy Supply; and any assets or property of (and the equity interests in) any specified subsidiary or any unrestricted subsidiary.

The borrower has the ability to designate certain subsidiaries as unrestricted subsidiaries or excluded project subsidiaries utilizing investment capacity under the Revolving Credit Facility.

Certain covenants and events of default

The Revolving Credit Facility contains a number of significant negative covenants and customary events of default. Such covenants, among other things, will limit or restrict, subject to certain exceptions, the ability of the borrower and its restricted subsidiaries to:

•	incur additional indebtedness and make guarantees;

•	incur liens on assets;

•	engage in mergers or consolidations or fundamental changes;

•	sell assets;

•	pay dividends and distributions or repurchase its capital stock;

•	make investments, loans and advances, including acquisitions; and

•	engage in certain transactions with affiliates.

The Revolving Credit Facility requires the borrower to maintain a senior secured net leverage ratio (as defined in the Revolving Credit Facility) as of the last day of any fiscal quarter of less than or equal to 4.50 to 1.00.

The Revolving Credit Facility also contains certain customary representations and warranties, affirmative covenants and events of default. If an event of default occurs, the lenders under the senior secured credit facilities will be entitled to take various actions, including the acceleration of amounts due under the revolving credit facility and all actions permitted to be taken by a secured creditor.

The foregoing description of the Revolving Credit Facility is summary in nature and is qualified by reference to the full text of the Revolving Credit Facility and the relevant guarantee and collateral agreement, among Energy Supply, the subsidiaries of the borrower from time to time party thereto and Citibank, N.A., as collateral trustee, and the collateral trust agreement, among Energy Supply, the subsidiary guarantors party thereto from time to time and Citibank, N.A., as administrative agent and as collateral trustee, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Stockholder Agreement

In connection with the Transactions, on the Closing Date, Talen Energy entered into the Stockholder Agreement with RJS. The Stockholder Agreement contains provisions related to board designation rights, voting agreements, standstill restrictions, restrictions on transfers of common stock, registration rights, minority protections, conflicts of interest, corporate opportunities and confidentiality. The following is a summary of material provisions of the Stockholder Agreement.

The Stockholder Agreement provides that the board of directors of Talen Energy (the “Talen Board”) will nominate for election two members designated by RJS until such time as RJS no longer owns at least 25% of the common stock of Talen Energy outstanding at the completion of the Transactions, after which time the Talen Board will nominate for election one member designated by RJS for so long as RJS beneficially owns at least 10% of the common stock of Talen Energy outstanding at the completion of the Transactions. The Stockholder Agreement will also provide that the Talen Board will nominate for election one independent member designated by RJS for so long as RJS owns at least 10% of the common stock of Talen Energy outstanding at the completion of the Transactions. If a director designated by RJS pursuant to these rights is not elected by the stockholders of Talen Energy, RJS will be entitled to designate another individual to become a member of the Talen Board and the Talen Board will take such action as is necessary to appoint such individual to become a member of the Talen Board, including, if applicable, by increasing the size of the Talen Board and appointing such individual to fill the newly created vacancy. Pursuant to the Stockholder Agreement, after the first date on which RJS no longer owns at least 25% of the common stock of Talen Energy outstanding at the completion of the Transactions, RJS will cause one of the directors previously designated by them (other than the independent director) to resign from the Talen Board. After the first date on which RJS no longer owns at least 10% of the common stock of Talen Energy outstanding at the completion of the Transactions, RJS will cause the other non-independent director previously designated by them to resign from the Talen Board, but the independent director previously designated by RJS shall continue to serve his or her term as a director, although the Talen Board will not be required to re-nominate such independent director at the next election of directors.

The Stockholder Agreement provides that, until six months after the date there is no director designated by RJS on the Talen Board and RJS is no longer entitled to designate directors to be nominated by the Talen Board for election, RJS will agree to cause each share of the common stock of Talen Energy beneficially owned by RJS to be voted in favor of all those persons nominated to serve as directors by the Talen Board. The Stockholder Agreement also contains a customary standstill agreement by RJS, which prohibits RJS from, among other things, acquiring additional shares of the common stock of Talen Energy, soliciting proxies to vote shares of the common stock of Talen Energy and acting alone or in concert with others to seek to control or influence the policies of Talen Energy.

Pursuant to the Stockholder Agreement, for so long as RJS is entitled to designate directors to be nominated by the Talen Board for election, the prior written consent of RJS shall be required for Talen Energy to take certain specified actions, including, among other things: (1) issuing shares of stock senior to the common in an amount greater than $100 million, (2) declaring non-pro rata dividends, (3) certain acquisitions or dispositions where the amount of consideration exceeds 20% of the market capitalization of Talen Energy or any merger or consolidation of Talen Energy unless, in each case, such acquisition, disposition or merger is unanimously approved by the Talen Board (other than those directors designated by RJS (other than the independent director)), or (4) increase the size of the Talen Board.

Pursuant to the Stockholder Agreement, RJS is provided with “demand” registration rights and “piggyback” registration rights. The Stockholder Agreement provides that Talen Energy will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

The foregoing description of the Stockholder Agreement is summary in nature and is qualified by reference to the full text of the Stockholder Agreement, a copy of which is attached hereto as Exhibits 4.1 and incorporated herein by reference.

Transition Services Agreement

In connection with the Transactions, on the Closing Date, Energy Supply entered into the Transition Services Agreement with PPL.

The Transition Services Agreement sets forth the terms and conditions for the provision by each of PPL and Energy Supply of certain transition services to the other, from and following the Closing Date. A party providing a transition service is referred to as the provider and a party receiving a transition service is referred to as the recipient.

Unless terminated earlier by written agreement of PPL and Energy Supply or upon sixty days prior written notice by the recipient to the provider, the Transition Services Agreement terminates on the date that is two years from the Closing Date. In general, the fees for the transition services allow the provider to recover its actual cost for the provision of such services, in each case, with no margin or profit, in accordance with cost allocation methodologies in effect on June 9, 2014 and subject to certain adjustments under other enumerated circumstances.

PPL will provide Energy Supply certain services, including information technology, financial and accounting, human resource and other specified services, on a transitional basis.

The foregoing description of the Transition Services Agreement is summary in nature and is qualified by reference to the full text of the Transition Services Agreement, a copy of which is attached hereto as Exhibits 10.4 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the entry into the Revolving Credit Facility described under Item 1.01, Energy Supply repaid all outstanding amounts and terminated the $3.0 billion Amended and Restated Revolving Credit Agreement, dated as of November 6, 2012, among Energy Supply, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, issuing lender and swingline lender.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to the Transaction Agreement, dated as of June 9, 2014, by and among PPL, Talen Energy Holdings, Inc., Talen Energy, Energy Supply, Talen Energy Merger Sub, Inc., C/R Energy Jade, LLC, Sapphire Power Holdings LLC and Raven Power Holdings LLC, the Contribution was completed, whereby RJS Power was contributed to Talen Energy in exchange for 44,974,658 shares of Talen Energy common stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Revolving Credit Facility” in Item 1.01 is incorporated by reference into this Item 2.03.

In connection with the completion of the Contribution, on the Closing Date, RJS Power Holdings LLC (the “Initial Issuer”) was merged with and into Energy Supply, with Energy Supply surviving such merger (the “Energy Supply Merger”). In connection with the Energy Supply Merger, Energy Supply assumed the Initial Issuer’s $1.25 billion aggregate principal amount of 5.125% senior notes due 2019 (the

“2019 Notes”). As a result of the Energy Supply Merger and in accordance with the indenture governing the 2019 Notes (the “2019 Notes Indenture”), (1) the restrictive covenants in the 2019 Notes Indenture ceased to apply and were replaced with less restrictive covenants substantially similar to the covenants in the indenture governing Energy Supply’s existing senior notes and (2) all subsidiary guarantees with respect to the 2019 Notes were automatically released.

In addition, the Energy Supply Merger is a “Merger Ratings Event” as such term is defined in the 2019 Notes Indenture and accordingly, the interest rate applicable to the 2019 Notes will be reduced from 5.125% per annum to 4.625% per annum from and after the regular interest payment due on July 15, 2015.

In connection with Energy Supply Merger and Energy Supply’s assumption of the 2019 Notes, Energy Supply, the Initial Issuer, RJS Power LLC and the trustee under the 2019 Notes Indenture entered into a supplemental indenture to the 2019 Notes Indenture (the “Supplemental Indenture”). Copies of the 2019 Notes Indenture and the Supplemental Indenture are attached hereto as Exhibits 4.2 and 4.3, respectively, and incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On the Closing Date, Talen Energy issued 44,974,658 shares of its common stock, par value $0.001 per share, to RJS in consideration of the Contribution. This issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof because the issuance did not involve any public offering of securities.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

Immediately following the completion of the Transactions described above in Item 1.01, 65% of Talen Energy’s common stock is owned by PPL shareowners and the remaining 35% is owned by RJS, affiliates of Riverstone. The information set forth under the heading “Stockholder Agreement” in Item 1.01 and Item 3.02 is hereby incorporated by reference into this Item 5.01.

As a result of the Transactions, Energy Supply became an indirect wholly owned subsidiary of Talen Energy. Promptly following the completion of the Transactions, PPL Energy Supply, LLC will change its legal name to Talen Energy Supply, LLC.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments and Resignations of Directors

On June 1, 2015, William H. Spence and Robert J. Grey resigned from the Talen Board and the Board of Managers of Energy Supply (the “Energy Supply Board”), effective immediately and Vincent Sorgi resigned from the Energy Supply Board, effective immediately.

Each of Ralph C. Alexander, Frederick M. Bernthal, Edward J. Casey, Jr., Louise K. Goeser, Stuart E. Graham and Michael B. Hoffman were elected to the Talen Board as a director on May 29, 2015, effective as of June 1, 2015. Dr. Bernthal, Mr. Casey and Ms. Goeser have been named as members of the Audit Committee of the Talen Board (the “Audit Committee”). They will be joining Philip G. Cox who was named as chair of the Audit Committee on May 15, 2015. Messrs. Graham and Casey and Ms. Goeser have been named members of the Compensation, Governance and Nominating Committee of the Talen Board (the “Compensation Committee”). Dr. Bernthal and Messrs. Alexander, Graham and Hoffman have been named members of the Nuclear Oversight Committee of the Talen Board.

As non-employee directors, Dr. Bernthal, Messrs. Casey and Graham and Ms. Goeser will be eligible to receive compensation in respect of their services to the Talen Board, including any additional cash retainer for service as chair of a committee or as chairman of the Talen Board. The expected compensation to be paid to directors of the Talen Board is disclosed in Talen’s Registration Statement on Form S-1, as amended (File No. 333-199888) (the “Registration Statement”). Messrs. Alexander, Casey and Hoffman were elected pursuant to the Stockholder Agreement described in Item 1.01. There were no arrangements or understandings pursuant to which each of Dr. Bernthal, Mr. Graham and Ms. Goeser was elected, nor are there any relationships or related transactions between Talen Energy and each of Dr. Bernthal, Mr. Graham and Ms. Goeser to be disclosed under applicable rules of the Securities and Exchange Commission (the “Commission”).

Certain Benefits Plans

On June 1, 2015, the Talen Board adopted the Talen Energy 2015 Stock Incentive Plan (the “SIP”) and the Talen Energy Directors Deferred Compensation Plan (the “DDCP”) (together, the “Equity Plans”), which were approved by the sole stockholder of Talen Energy prior to the Spinoff. In addition, on June 1, 2015, the Talen Board adopted the Talen Energy Executive Deferred Compensation Plan (the “EDCP”), the Talen Energy Supplemental Compensation Pension Plan (the “SCPP”) and the Talen Energy Executive Severance Plan (the “ESP”).

The total number of shares of Talen Energy common stock that may be issued under the SIP, subject to certain adjustment provisions, is 5,630,000 shares. Talen Energy may grant options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalent units, and other cash-based and equity-based awards, including performance-based awards under the SIP. Awards may be granted under the SIP to any employee, director, and other service providers of Talen Energy or any of its affiliates.

The total number of shares of Talen Energy common stock that may be issued under the DDCP, subject to certain adjustment provisions, is 500,000 shares. Directors who are not employees of Talen Energy or Riverstone (or any of their respective subsidiaries) may elect to defer all or any part of the fees and any retainer that is not part of the mandatory stock unit deferrals. Directors can defer cash compensation other than the mandatory deferrals into either a deferred cash or deferred stock account. Payment of the amounts allocated to a directors deferred cash account and accrued earnings, together with deferred stock units and accrued dividend equivalents, will be deferred until the later of the director’s separation from service with the Talen Board or the director reaching an elected age, at which time, the deferred cash and stock will be disbursed in one or more annual installments for a period of up to ten years, as previously elected by the director.

The EDCP permits participants to defer a portion or all of their cash compensation in excess of the estimated minimum legally required annual payroll tax withholding. Matching contributions will be made under the plan on behalf of participants to make up for matching contributions that would have been made on behalf of such participants under the Talen Energy Savings Plan or the Talen Energy Retirement Savings Plan but for the imposition of maximum statutory limits on qualified benefit plans. Participants who reach the maximum limits in the Talen Energy Savings Plan or the Talen Energy Retirement Savings Plan will generally be eligible for matching contributions under the EDCP. There is no vesting requirement for the Talen Energy matching contributions.

The SCPP is a non-qualified plan that will apply to active employees hired by PPL prior to January 1, 2012 who were vested in the corresponding PPL Retirement Plan. The benefit formula is the same as the PPL Retirement Plan, but reflects compensation in excess of the limit prescribed by the Internal Revenue Service. The plan benefit under the SCPP will be calculated using all PPL and Talen Energy affiliated company service, not just service credited under the PPL or Talen Energy Retirement Plans. Upon retirement, this plan will only pay out the “excess” benefit above and beyond the PPL Retirement Plan.

The ESP provides severance benefits for executive officers terminated for reasons other than for cause. The key features of the plan include: (1) 12 or 24 months (depending on position) of base pay; (2) an allowance for benefit continuation for 12 or for 24 months (depending on position); and (3) outplacement or career services support for 12 months, subject to a maximum of $25,000, or for 24 months, subject to a maximum of $50,000 (depending on position). Severance benefits payable under this program are conditioned on the executive officer agreeing to release the company from any liability arising from the employment relationship.

The foregoing description of the SIP, the DDCP, the EDCP, the SCPP and the ESP is summary in nature and is qualified by reference to the full text of the SIP, the DDCP, the EDCP, the SCPP and the ESP, copies of which are attached hereto as Exhibits 10.5, 10.6, 10.7, 10.8 and 10.9, respectively, and incorporated herein by reference.

Compensation of Named Executive Officers

On June 1, 2015, the Compensation Committee approved the following annual base salaries for 2015 for the officers that are expected to be Talen Energy’s named executive officers with respect to 2015.

Name	Position	Base Salary
Paul A. Farr	President and Chief Executive Officer	$950,000.00
Jeremy R. McGuire	Senior Vice President and Chief Financial Officer	$463,000.00
Timothy S. Rausch	Senior Vice President and Chief Nuclear Officer	$489,745.00
James E. Schinski	Senior Vice President and Chief Administrative Officer	$400,000.00
Clarence J. Hopf, Jr.	Senior Vice President and Chief Commercial Officer	$400,000.00

In addition, the Compensation Committee approved grants of stock options, restricted stock units (“RSUs”) and performance units pursuant to the forms of Talen Energy Nonqualified Stock Option Agreement (the “Stock Option Agreement”), Talen Energy Restricted Stock Unit Agreement (the “Restricted Stock Unit Agreement”) and Talen Energy Performance Unit Agreement (the “Performance Unit Agreement”), attached hereto as Exhibits 10.10, 10.11 and 10.12, respectively, to the expected named executive officers under the SIP in connection with the consummation of the Spinoff. The awards of stock options and RSUs will be granted effective as of June 8, 2015 and the awards of performance units will be granted effective as of July 1, 2015. The dollar value of the stock options, RSUs and performance units that each expected named executive officer will receive are as follows:

Name	Stock Options	RSUs	Performance Units
Paul A. Farr	$2,375,000.00	$2,375,000.00	$1,194,165.00
Jeremy R. McGuire	$428,275.00	$428,275.00	$236,334.00
Timothy S. Rausch	$318,334.50	$318,334.50	$382,347.00
James E. Schinski	$320,000.00	$320,000.00	$234,906.00
Clarence J. Hopf, Jr.	$360,000.00	$360,000.00	$148,512.00

The dollar values described above will be converted into a number of shares covered by the relevant awards using (i) a Black-Scholes valuation, in the case of the stock option grants and (ii) the 5-day average closing trading prices of our shares on June 1 through June 5, 2015, in the case of the RSU grants and the performance unit grants. The stock options will vest over a period of three years—one third at the end of each anniversary of the grant date. The RSUs will vest three years after the grant date, and the underlying shares will be delivered within 30 days following the relevant vesting date. In addition, to the extent dividends are paid on Talen Energy common stock, recipients of RSUs will be entitled to receive additional RSUs equal to the number of whole shares of Talen Energy common stock that could have been purchased if the common stock underlying the RSUs were eligible to receive such cash dividend on the date that any dividends may be paid. The additional RSUs will be subject to the same terms and conditions applicable to the underlying RSUs. The performance units will vest thirty-one months after the grant date, with the payout of shares ranging from 0% to 200% of the target number of shares covered by the awards based on our total shareholder return over the performance period relative to our designated peer group. To the extent that dividends are paid on Talen Energy common stock while the performance units remain outstanding, the number of shares underlying the performance units will be increased to reflect the value of such dividends, with such additional shares subject to the same payment terms and conditions as the underlying performance units.

The foregoing description of the Stock Option Agreement, the Restricted Stock Unit Agreement and the Performance Unit Agreement is summary in nature and is qualified by reference to the full text of the forms of the Stock Option Agreement, the Restricted Stock Unit Agreement and the Performance Unit Agreement, copies of which are attached hereto as Exhibits 10.10, 10.11 and 10.12, respectively, and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 1, 2015, Talen Energy amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and amended and restated its Bylaws (the “Amended and Restated Bylaws”). A description of the material terms of each can be found in the section of the Registration Statement entitled “Description of Capital Stock,” and is incorporated herein by reference. In addition, the descriptions of the foregoing are qualified in their entirety by reference to the complete terms and conditions of Talen’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The financial statements required by Item 9.01(a) of Form 8-K were filed with Talen Energy’s Registration Statement on Form S-1, as amended (File No. 333-199888) (the “Registration Statement”) and are incorporated herein by reference.

(b) Pro forma financial information

The financial statements required by Item 9.01(b) of Form 8-K were filed with Talen Energy’s Registration Statement and are incorporated herein by reference.

(d) Exhibits

3.1 -	Amended and Restated Certificate of Incorporation of Talen Energy Corporation

3.2 -	Amended and Restated Bylaws of Talen Energy Corporation

4.1 -	Stockholder Agreement, dated as of June 1, 2015, by and between Raven Power Holdings LLC, C/R Energy Jade, LLC and Sapphire Power Holdings LLC and Talen Energy Corporation

4.2	Indenture, dated as of July 10, 2014, among RJS Power Holdings LLC, the guarantors party thereto and The Bank of New York Mellon, as Trustee (incorporated by reference to Exhibit 4.16 to Talen Energy Corporation Registration Statement on Form S-1 (file no. 333-199888) filed on November 5, 2014).

4.3	Supplemental Indenture No. 1, dated as of June 1, 2015, among PPL Energy Supply, LLC, RJS Power Holdings LLC, RJS Power LLC and The Bank of New York Mellon, as Trustee.

10.1 -	Credit Agreement, dated as of June 1, 2015, among PPL Energy Supply, LLC, the lenders and arrangers party thereto and Citibank, N.A., as administrative agent

10.2 -	Guarantee and Collateral Agreement, dated as of June 1, 2015, among PPL Energy Supply, LLC, the subsidiaries of the borrower from time to time party thereto and Citibank, N.A., as collateral trustee

10.3 -	Collateral Trust and Intercreditor Agreement, dated as of June 1, 2015, among PPL Energy Supply, LLC, the subsidiary guarantors party thereto from time to time and Citibank, N.A., as administrative agent and as collateral trustee

10.4 -	Transition Services Agreement, dated as of June 1, 2015, by and between PPL Corporation and PPL Energy Supply, LLC

10.5 -	Talen Energy 2015 Stock Incentive Plan

10.6 -	Talen Energy Directors Deferred Compensation Plan

10.7 -	Talen Energy Executive Deferred Compensation Plan

10.8 -	Talen Energy Supplemental Compensation Pension Plan

10.9 -	Talen Energy Executive Severance Plan

10.10 -	Form of Nonqualified Stock Option Agreement

10.11 -	Form of Restricted Stock Unit Agreement

10.12 -	Form of Performance Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION

By:	/s/ Paul A. Farr
President, Chief Executive Officer and Director

PPL ENERGY SUPPLY, LLC

By:	/s/ Paul A. Farr
President and Chief Executive Officer

Dated: June 1, 2015